UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/14/2008

Delphax Technologies Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-10691

Minnesota	41-1392000
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6100 West 110th Street
Bloomington, Minnesota 55438-2664
(Address of principal executive offices, including zip code)

952-939-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Item 1.02.    Termination of a Material Definitive Agreement

Item 3.03.    Material Modifications to Rights of Security Holders

On August 14, 2008, the Company's subordinated lender, Whitebox Delphax, Ltd. ("Whitebox"), an affiliate of Whitebox Advisors, LLC, entered into and consummated an Assignment and Assumption Agreement dated August 14, 2008 (the "Agreement") with Harland Clarke Corp. ("Harland"), the Company's largest customer. Under the Agreement, Whitebox assigned to Harland all of the Company's subordinated indebtedness held by Whitebox, which is in the principal amount of $7,000,000. The Company is not a party to the Agreement. As a condition to the assignment under the Agreement, Whitebox entered into an agreement with the Company terminating and cancelling (i) the stock purchase warrants that were held by Whitebox covering a total of 7,500,000 shares of Company common stock, and (ii) the registration rights agreement between Whitebox and the Company. The Company also entered into a consent to the assignment by Whitebox to Harland and reaffirmation of the loan documents governing the subordinated debt. Other than this consent and reaffirmation, the Company did not pay any amount, assume any liabilities or forgo any rights in connection with the assignment to Harland or the termination of the warrants and the registration rights agreement.

As previously disclosed, on August 7, 2008, Harland acquired the interests of Wells Fargo Bank, National Association and Wells Fargo Financial Corporation Canada, who had been the Company's senior lenders. Thus Harland now holds both the Company's senior debt and its subordinated debt.

The registration rights agreement that was terminated was one of the two agreements between Whitebox and the Company as to which Whitebox had stated in a previously disclosed letter to the Company that the Company was in default. Whitebox had also asserted that the Company was in default under a provision of the Securities Purchase Agreement governing the subordinated debt which required that the Company make its best efforts to maintain the listing of its common stock on The NASDAQ Stock Market. The Company is discussing with Harland possible amendments to the agreements governing both the senior and the subordinated debt.

As part of the assignment by Whitebox to Harland, Harland acquired 250,000 shares of the Company common stock held by Whitebox, and Whitebox retained 264,543 shares of Company common stock. Whitebox agreed with Harland that for a period of two years Whitebox would not acquire any of the Company's securities, propose any business combination involving the Company, participate in any proxy solicitation, seek to control or influence the management or policies of the Company, or participate in any "group" with respect to the securities of the Company.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

The following documents are filed as Exhibits to this Current Report on Form 8-K:

       Exhibit No.

10.1         Termination Letter regarding Warrants and Registration Rights Agreement

10.2        Consent and Reaffirmation of Loan Documents

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delphax Technologies Inc.

Date: August 15, 2008	By:	/s/ Gregory S. Furness
Gregory S. Furness
Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Termination Letter regarding Warrants and Registration Rights Agreement
EX-10.2	Consent and Reaffirmation of Loan Agreements